UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 330-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Executive Officer Compensation

On September 8, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Venture Catalyst Incorporated (the “Company”) approved an increase in the annual base salary for Jana McKeag, the Company’s Vice President, Governmental Relations from $150,000 to $175,000, effective September 11, 2006. On September 8, 2006, the Committee also awarded a discretionary bonus to Ms. McKeag in the amount of $17,000. In addition, the Committee agreed that Ms. McKeag may seek government relations work on behalf of clients other than the Company so long as the prospective engagements do not interfere with her employment obligations to the Company and its clients and each specific proposed engagement is pre-approved by the Chairman of the Board or Chief Executive Officer of the Company and otherwise is not inconsistent with the Company’s Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006	VENTURE CATALYST INCORPORATED

	By:	/s/ KEVIN MCINTOSH
Kevin McIntosh
Senior Vice President, Chief Financial Officer, Secretary and Treasurer